Form N-SAR, Sub-Item 77I
Terms of new or amended securities

Nuveen Municipal High Income Opportunity
Fund
333-111630, 811-21449

On September 21, 2007, the Registration Statement for the above-referenced Fund was declared effective with the
Commission, registering additional common shares.

Conformed Submission Type N-2/A, containing a description of the securities was subsequently filed on September 24, 2007 under Conformed Submission type 497, accession number, 0001193125-07-206245 and is incorporated herein by reference as an exhibit under Sub-Item 77I of Form N-SAR.